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                                                                      EXHIBIT 24

                             DEBT EXCHANGE AGREEMENT

      DEBT EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of October 21, 2005 by and among Lithium Technology Company ("LTC"), GAIA Holding B.V. ("GAIA HOLDING"), GAIA Akkumulatorenwerke GmbH ("GAIA"), Arch Hill Capital N.V. ("ARCH HILL CAPITAL") and Arch Hill Ventures N.V. ("ARCH HILL VENTURES"). LTC, GAIA Holding and GAIA are sometimes referred to together as the "COMPANY." Arch Hill Capital and Arch Hill Ventures are sometimes referred to together as the "DEBTHOLDERS" or individually as the "DEBTHOLDER."

      WHEREAS:

      A. Tamarchco GmbH ("TAMARCHCO"), a 100% owned subsidiary of Arch Hill Ventures, has provided three silent partnership loans to GAIA consisting of E2,364,501 ($2,883,510) including interest through July 31, 2005 under the First Tamarchco Partnership Agreement (the "TAMARCHCO I DEBT"), a E246,979 ($301,192) loan including interest through July 31, 2005 under the Second Tamarchco Partnership Agreement (the "TAMARCHCO II DEBT") and a E206,168 ($251,422) loan including interest through July 31, 2005 under the Third Tamarchco Partnership Agreement (the "TAMARCHCO III DEBT") (the three partnership agreements, the "TAMARCHCO PARTNERSHIP AGREEMENTS"); and

      B. Tamarchco is entitled to receive an annual 4% share in profits related to its contributions under the First Tamarchco Agreement and an annual 12% share in profits related to its contribution under the Second and Third Tamarchco Agreements payable once GAIA has generated an accumulated profit amounting to $4,837,000; and

      C. Tamarchco has assigned to Arch Hill Ventures its right to repayment of the Tamarchco I Debt, Tamarchco II Debt and Tamarchco III Debt (together the "TAMARCHCO DEBT") and its rights under the three Tamarchco Partnership Agreements; and

      D. Frankendael Participatiemaatschappij N.V. ("FRANKENDAEL") has provided a partnership loan to GAIA consisting of a E547,078 ($667,161) including interest through July 31, 2005 (the "FRANKENDAEL DEBT"); and

      E. Frankendael is entitled to receive an annual 12% share in profits related to its contributions under the Frankendael Partnership Agreement payable once GAIA has generated an accumulated profit amounting to $4,627,000; and

      F. Frankendael has assigned to Arch Hill Ventures its right to repayment of the Frankendael Debt; and

      G. The Company owes interest in the amount of E251,937 ($307,237) to Arch Hill Ventures on debt previously exchanged for Company securities (the "INTEREST DUE"); and

      H. The Company desires to issue to Arch Hill Ventures and Arch Hill Ventures desires to acquire, upon the terms and conditions of this Agreement, in exchange for the

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Tamarchco Debt, Debentures and Warrants as set forth on SCHEDULE I to this
Agreement (the "TAMARCHCO DEBT SECURITIES"); and

      I. As further consideration for the exchange of the Tamarchco Debt, the Company desires to acquire and Arch Hill Ventures desires to assign to LTC its ownership interest in Tamarchco; and

      J. The Company desires to issue to Arch Hill Ventures and Arch Hill Ventures desires to acquire, upon the terms and conditions of this Agreement, in exchange for the Frankendael Debt, Debentures and Warrants as set forth on
Schedule I to this Agreement (the "FRANKENDAEL DEBT SECURITIES"); and

      K. The Company desires to issue to Arch Hill Ventures and Arch Hill Ventures desires to acquire, upon the terms and conditions of this Agreement in exchange for the Interest Due Debentures and Warrants as set forth on SCHEDULE I to this Agreement (the "ARCH HILL VENTURES INTEREST SECURITIES"); and

      L. As further consideration for the exchange of the Tamarchco Debt and the Frankendael Debt, Arch Hill Capital has agreed to provide $3,000,000 in financing to LTC over a period of two years from the date of this Agreement; and

      M. The Board of Directors of LTC has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

      1. EXCHANGE OF DEBT

            a. EXCHANGE OF TAMARCHCO DEBT. On the Closing Date (as defined below) the Company shall issue to Arch Hill Ventures and Arch Hill Ventures shall acquire from the Company the Tamarchco Debt Securities set forth on
SCHEDULE I to this Agreement in exchange for the Tamarchco Debt (the "TAMARCHCO DEBT SECURITIES") and Arch Hill Ventures shall transfer ownership of Tamarchco to the Company.

            b. EXCHANGE OF FRANKENDAEL DEBT. On the Closing Date the Company shall issue to Arch Hill Ventures and Arch Hill Ventures shall acquire from the Company the Frankendael Debt Securities set forth on SCHEDULE I to this Agreement in exchange for the Frankendael Debt (the "FRANKENDAEL DEBT SECURITIES").

            c. INTEREST SECURITIES. On the Closing Date the Company shall issue to Arch Hill Ventures and Arch Hill Ventures shall acquire from the Company the Arch Hill Ventures Interest Securities as set forth on SCHEDULE I to this Agreement in exchange for Interest Due to Arch Hill Ventures (the "ARCH HILL VENTURES INTEREST SECURITIES").

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            d. CLOSING DATE. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the closing of the transactions under this Agreement (the "CLOSING DATE") shall be on a mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at such location as may be agreed to by the parties.

            e. SECURITIES ACT EXEMPTION. The parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT").

      2. REPRESENTATIONS AND WARRANTIES OF THE DEBTHOLDERS. Each Debtholder severally (and not jointly) represents and warrants to the Company solely as to that Debtholder that:

            a. INVESTMENT PURPOSE. As of the date hereof, Debtholder is acquiring the 10% convertible debentures ("DEBENTURES") and warrants to purchase LTC Common Stock at $0.38 per share ("WARRANTS") as set forth on SCHEDULE I. The shares of Common Stock issuable upon conversion or otherwise pursuant to the Debentures (such shares of Common Stock being collectively referred to herein as the "DEBENTURE SHARES"), and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "WARRANT SHARES"), (the Debenture Shares and the Warrant Shares being referred to collectively as the "COMMON SHARES"), (the foregoing being referred collectively as the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

            b. ACCREDITED INVESTOR STATUS. Debtholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

            c. RELIANCE ON EXEMPTIONS. Debtholder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Debtholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Debtholder set forth herein in order to determine the availability of such exemptions and the eligibility of Debtholder to acquire the Securities.

            d. INFORMATION. Debtholder and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Debtholder or its advisors. Debtholder and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, afforded the opportunity to ask questions of the Company.

            e. TRANSFER OR RE-SALE. Debtholder understands that (i) except as provided herein, the sale or re-sale of the Securities has not been and is not being registered under the

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1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Debtholder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of Debtholder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("REGULATION S"), and Debtholder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder other than as set forth in this Agreement. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, so long as any such pledge complies with applicable federal and state securities laws.

            f. LEGENDS. Debtholder understands that the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without

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registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. Debtholder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable federal and state securities law requirements, including prospectus delivery requirements, if any.

            g. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Debtholder, and this Agreement constitutes valid and binding agreement of Debtholder enforceable in accordance with its terms.

            h. RESIDENCY. Debtholder is a resident of the Netherlands.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Debtholder that:

            a. AUTHORIZATION; ENFORCEMENT. Except as provided herein, (i) the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

            b. ISSUANCE OF SHARES. The Common Shares issuable upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. Notwithstanding the foregoing, the Debtholder acknowledges that, as of the date hereof, a sufficient number of shares of Common Stock may not available for issuance under the Company's Certificate of Incorporation for issuance upon conversion of the Debenture and exercise of the Warrants and, if necessary, the Company will take action to seek stockholder approval to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock to allow for the issuance of the Common Stock no later than twenty-four months from the date hereof.

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            c. NO CONFLICTS. Except as provided herein, the execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

            d. SEC DOCUMENTS. The Company has delivered to each Debtholder or made available through the SEC's EDGAR database true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, except as set forth therein the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4. COVENANTS.

            a. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

            b. FINANCING COMMITMENT. The Debtholder shall provide directly or indirectly $3,000,000 in financing to the Company over a period of two years from the date of this Agreement.

            c. LOCK-UP AGREEMENT. Without the consent of the Company, the Debtholder may not assign, transfer or sell any Debenture Shares for a period of 12 months from the date of conversion of the Debentures.

      5. CONDITIONS TO THE COMPANY'S OBLIGATION ISSUE SECURITIES. The obligation of the Company hereunder to issue the Securities to each Debtholder at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. The applicable Debtholder shall have executed this Agreement and delivered the same to the Company.

            b. The Company shall have received from its financial advisor, an opinion, that this transaction is fair from a financial point of view to the Company's stockholders, and such opinion shall not have been withdrawn prior to the Closing Date.

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            c. Arch Hill Ventures shall have transferred ownership of Tamarchco to the Company.

            d. The representations and warranties of the applicable Debtholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Debtholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Debtholder at or prior to the Closing Date.

            e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      6. CONDITIONS TO EACH DEBTHOLDER'S OBLIGATION TO ACQUIRE SECURITIES. The obligation of each Debtholder hereunder to acquire the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Debtholder's sole benefit and may be waived by such Debtholder at any time in its sole discretion:

            a. The Company shall have executed this Agreement and delivered the same to the Debtholder.

            b. The Company shall have delivered to Arch Hill Ventures the Interest Securities in accordance with Section 1(a) above.

            c. The Company shall have delivered to Arch Hill Ventures the Tamarchco Debt Securities in accordance with Section 1(b) above.

            d. The Company shall have delivered to Arch Hill Ventures the Frankendael Debt Securities in accordance with Section 1(c) above.

            e. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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      7.    a. PARTICIPATION IN REGISTERED OFFERINGS ("PIGGYBACK RIGHTS"). If
the Company at any time or times after the date of this Agreement and prior to the second anniversary of this Agreement proposes or is required to register any of its securities or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Holder of its intention to do so. Upon the written request of the Debtholder given within twenty (20) days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Securities held by the Debtholder and issued under this Agreement and requested to be registered under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the securities to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering being registered by the Company, the Debtholder (but not the Company to the extent it desires to include securities for its own account) shall reduce on a pro rata basis the number of its securities to be included in the registration statement as required by the underwriter to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section 7 is referred to herein as the "PIGGYBACK REGISTRATION".

            b. NUMBER OF PIGGYBACK REGISTRATIONS. The Debtholder shall be entitled to a total of one (1) Piggyback Registration.

            c. OBLIGATIONS OF THE DEBTHOLDER. It shall be a condition precedent to the obligation of the Company to register any Securities pursuant to this
Section 7 that the Debtholder shall (i) furnish to the Company such information regarding the Securities held and the intended method of disposition thereof and other information concerning the Debtholder as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company; (ii) agree to abide by such additional or customary terms affecting the proposed offering as are applicable to shareholders in any such registration as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold from the public market for a period of up to twelve months after any such offering, any securities excluded from the offering at the instance of the underwriter as permitted above, and (iii) agree in writing in form satisfactory to the Company to pay all underwriting discounts and commissions applicable to the securities being sold by the Debtholders. If after a Piggyback Registration becomes effective the Company advises the Debtholder that the Company considers it appropriate to amend or supplement the applicable registration statement, the Debtholder shall suspend further sales of the Securities until the Company advises the Debtholder that such registration statement has been amended or supplemented.

            d. EXPENSES. With respect to each inclusion of securities in a registration statement pursuant to this Section 7, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that the Debtholder participating in the registration shall bear its own professional fees and its pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by the Company shall

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include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky Laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

      8. MISCELLANEOUS.

            a. GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

            b. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

            d. SEVERABILITY. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters

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covered herein and therein and, except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

                        Lithium Technology Company
                        5115 Campus Drive
                        Plymouth Meeting, Pennsylvania 19462
                        Attention: William F. Hackett, Chief Financial Officer
                        Facsimile: 610-940-6091

If to GAIA Holding:

                        GAIA Holding
                        Parkweg 2
                        2585 JJ's-Gravenhage
                        The Netherlands
                        Attention: Mr. Harry H. van Andel, Executive Officer
                        Facsimile: 011 31 70 416 6050

If to GAIA:

                        GAIA Akkumulatorenwerke Gmbh
                        Montaniastrasse 17
                        D-99734 Nordhausen
                        Germany
                        Attention: Chief Executive
                        Facsimile: 011 49 3631 616 749

If to Arch Hill Capital:

                        Arch Hill Capital N.V.
                        Parkweg 2
                        2585 JJ's-Gravenhage
                        The Netherlands
                        Attention: Mr. Harry H. van Andel, Executive Officer
                        Facsimile: 011 31 70 416 6050

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

If to Arch Hill Ventures:

                        Arch Hill Capital N.V.
                        Parkweg 2
                        2585 JJ's-Gravenhage
                        The Netherlands
                        Attention: Mr. Harry H. van Andel, Executive Officer
                        Facsimile: 011 31 70 416 6050

      Each party shall provide notice to the other party of any change in address.

            g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to the terms of this Agreement, each Debtholder may assign its rights hereunder to any person that purchases Securities in a private transaction from such Debtholder or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

            h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. SURVIVAL. None of the representations and warranties of the Company shall survive the Closing. The agreements and covenants set forth herein shall survive the Closing hereunder.

            j. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to, the execution of any amendment relating to the calculation of the interest due on Schedule I, the Tamarchco Debt on Schedule I or the Frankendael Debt set forth on Schedule I if necessary.

            k. REVIEW OF AGREEMENT. Each party hereto represents and warrants that it has carefully read this Agreement and knows the contents hereof and that it has signed this Agreement freely and voluntarily and that each party has obtained independent counsel in reviewing this document and further acknowledges that the law firm of Gallagher, Briody & Butler has memorialized the within Agreement and has provided legal advice solely to LTC with respect to this Agreement.

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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

LITHIUM TECHNOLOGY COMPANY

________________________________
Name:
Title:

GAIA HOLDING B.V.

________________________________
Name:
Title:

GAIA AKKUMULATORENWERKE GMBH

________________________________
Name:
Title:

ARCH HILL CAPITAL, N.V.

________________________________
Name:
Title:

ARCH HILL VENTURES, N.V.

________________________________
Name:
Title:

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